Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE dated as of June 12, 2006 (this “Supplemental Indenture”) among National Mentor, Inc., a Delaware corporation (the “Company”), the entities set forth on Schedule A hereto, as guarantors under the Indenture referred to below (the “Guarantors”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors and the Trustee heretofore executed and delivered an Indenture, dated as of November 4, 2004 (as amended, supplemented, waived, or otherwise modified, the “Indenture”), providing for the issuance of the 9-5/8% Senior Subordinated Notes due 2012 (the “Notes”) (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, may amend or waive certain terms and covenants in the Indenture as described below;

WHEREAS, the Holders of a majority in principal amount of the Notes outstanding have consented to the waiver and amendments effected by this Supplemental Indenture;

WHEREAS, the Company and each of the Guarantors are undertaking to execute and deliver this Supplemental Indenture to amend certain terms and covenants in the Indenture in connection with the Offer to Purchase and Consent Solicitation Statement of the Company, dated as of May 25, 2006, and any amendments, modifications or supplements thereto (the “Tender Offer and Solicitation”); and

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each of the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Amendments and Waivers

Section 1.1             Applicability of Certain Indenture Provisions to the Tender Offer and Solicitation.  The application of the provisions of Article 4 of the Indenture are hereby waived to the extent that such provisions might otherwise interfere with the ability to enter into agreements contemplated by, and to consummate, the Tender Offer and Solicitation.

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Section 1.2             Amendments to the Indenture.  Effective at the time of payment or deposit with DTC (the “Payment Date”) of an amount of money sufficient to pay for all Notes validly tendered and accepted pursuant to the Tender Offer and Solicitation and to make all consent payments required under the Tender Offer and Solicitation:

(i)                                     The Indenture is hereby amended to delete Section 4.03 (Reports), Section 4.05 (Taxes), Section 4.06 (Stay, Extension and Usury Laws), Section 4.07 (Restricted Payments), Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries), Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock), Section 4.10 (Asset Sales), Section 4.11 (Transactions with Affiliates), Section 4.12 (Liens), Section 4.13 (Corporate Existence), Section 4.14 (Offer to Repurchase Upon Change of Control), Section 4.15 (Limitation on Senior Subordinated Debt), Section 4.16 (Limitation on Issuances of Guarantees of Indebtedness), Section 4.17 (Additional Note Guarantees), Section 4.18 (Business Activities) and Section 4.19 (Designation of Restricted and Unrestricted Subsidiaries) in their entirety and all references thereto contained elsewhere in the Indenture in their entirety;

(ii)                                  The Indenture is hereby amended to delete clauses (3) and (4) of Section 5.01 in their entirety and all references thereto contained in Section 5.01 and elsewhere in the Indenture in their entirety;

(iii)                               The failure to comply with the terms of any of the Sections of the Indenture set forth in clauses (i) and (ii) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

(iv)                              The Indenture is hereby amended to delete clauses (d), (e), (f) and (g) of Section 6.01 in their entirety and all references thereto contained in Section 6.01 and elsewhere in the Indenture in their entirety, and the occurrence of the events described in clauses (d), (e), (f) and (g) of Section 6.01 shall no longer constitute Events of Default;

(v)                                 Clause (c) of Section 6.01 is hereby deleted and replaced in its entirety by the following:

                                                                “(c)         failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 5.01(1) and (2) hereof;”

(vi)                              All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in sections deleted by this Supplemental Indenture are hereby deleted in their entirety; and

(vii)                           All references to Sections 6.01 and 5.01 of the Indenture shall mean Sections 6.01 and 5.01 as amended by this Supplemental Indenture.

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ARTICLE II

Miscellaneous

Section 2.1             Effect of Supplemental Indenture.  Upon the execution and delivery of this Supplemental Indenture by the Company, each of the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided, that the amendments to the Indenture set forth in Section 1.2 of this Supplemental Indenture shall become operative as specified in Section 1.2 hereof.  Prior to the Payment Date, the Company may terminate this Supplemental Indenture upon written notice to the Trustee.

Section 2.2             Indenture Remains in Full Force and Effect.  Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.3             Indenture and Supplemental Indenture Construed Together.  This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 2.4             Confirmation and Preservation of Indenture.  The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 2.5             Conflict with the Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be a part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control.  If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 2.6             Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7             Benefits of Supplemental Indenture.  Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

Section 2.8             Successors.  All agreements of the Company and each of the Guarantors in this Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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Section 2.9             Acceptance by Trustee.  The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

Section 2.10   Certain Duties and Responsibilities of the Trustee.  In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.11   Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 2.12   Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.13   Headings.  The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 2.14   The Trustee.  The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company and each of the Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

NATIONAL MENTOR, INC.

/s/ John W. Gillespie
Name:John W. Gillespie
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

GUARANTORS:

NATIONAL MENTOR HOLDINGS, INC.
NATIONAL MENTOR, LLC
NATIONAL MENTOR SERVICES, LLC
FAMILY ADVOCACY SERVICES, LLC
NATIONAL MENTOR SERVICES, INC.
MENTOR MANAGEMENT, INC.
NATIONAL MENTOR HEALTHCARE, LLC
CAROLINA BEHAVIORAL SERVICES, LLC
CENTER FOR COMPREHENSIVE SERVICES, INC.
ILLINOIS MENTOR, INC.
REHABILITATION ACHIEVEMENT CENTER, INC.
MASSACHUSETTS MENTOR, INC.
LOYD’S LIBERTY HOMES, INC.
UNLIMITED QUEST, INC.
FIRST STEP INDEPENDENT LIVING PROGRAM, INC.
HORRIGAN COLE ENTERPRISES, INC.
OHIO MENTOR, INC.
SOUTH CAROLINA MENTOR, INC.
MENTOR MARYLAND, INC.
CORNERSTONE LIVING SKILLS, INC.
HOMEWORK CENTER, INC.
REM, INC.

REM ARIZONA, INC.
REM ARIZONA REHABILITATION, INC.
REM ARROWHEAD, INC.
REM ATLANTIC, INC.
REM CENTRAL LAKES, INC.
REM COLORADO, INC.
REM COMMUNITY PAYROLL SERVICES, LLC
REM COMMUNITY OPTIONS, INC.
REM CONNECTICUT COMMUNITY SERVICES, INC.
REM CONSULTING & SERVICES, INC.
REM CONSULTING OF OHIO, INC.
REM COUNCIL BLUFFS, INC.
REM DEVELOPMENTAL SERVICES, INC.
REM HEALTH, INC.
REM HEALTH OF IOWA, INC.
REM HEALTH OF NEBRASKA, LCC
REM HEALTH OF WISCONSIN, INC.
REM HEALTH OF WISCONSIN II, INC.
REM HEARTLAND, INC.
REM HENNEPIN, INC.
REM HOME HEALTH, INC.
REM INDIANA, INC.
REM INDIANA COMMUNITY SERVICES, INC.
REM INDIANA COMMUNITY SERVICES II, INC.
REM IOWA COMMUNITY SERVICES, INC.
REM IOWA, INC.
REM LEADWAY, INC.
REM MANAGEMENT, INC.
REM MARYLAND, INC.
REM MINNESOTA COMMUNITY SERVICES, INC.
REM MINNESOTA, INC.
REM NEVADA, INC.
REM NEW JERSEY, INC.
REM NORTH DAKOTA, INC.

REM NORTH STAR, INC.
REM OHIO, INC.
REM OHIO WAIVERED SERVICES, INC.
REM OKLAHOMA COMMUNITY SERVICES, INC.
REM PENNSYLVANIA COMMUNITY SERVICES, INC.
REM RAMSEY, INC.
REM RIVER BLUFFS, INC.
REM SILS OF IOWA, INC.
REM SOUTH CENTRAL SERVICES, INC.
REM SOUTHWEST SERVICES, INC.
REM UTAH, INC.
REM WEST VIRGINIA, INC.
REM WISCONSIN, INC.
REM WISCONSIN II, INC.
REM WISCONSIN III, INC.
REM WOODVALE, INC.

/s/ John W. Gillespie
Name:John W. Gillespie
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION

/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

SCHEDULE A

SCHEDULE OF GUARANTORS

National Mentor Holdings, Inc. (Delaware)

National Mentor, LLC (Delaware)

National Mentor Services, LLC (Delaware)

Family Advocacy Services, LLC (Delaware)

National Mentor Services, Inc. (Delaware)

Mentor Management, Inc. (Delaware)

National Mentor Healthcare, LLC (Delaware)

Carolina Behavioral Services, LLC (Delaware)

Center for Comprehensive Services, Inc. (Illinois)

Illinois Mentor, Inc. (Illinois)

Rehabilitation Achievement Center, Inc. (Illinois)

Massachusetts Mentor, Inc. (Massachusetts)

Loyd’s Liberty Homes, Inc. (California)

Unlimited Quest, Inc. (California)

First Step Independent Living Program, Inc. (California)

Horrigan Cole Enterprises, Inc. (California)

Ohio Mentor, Inc. (Ohio)

South Carolina Mentor, Inc. (South Carolina)

Mentor Maryland, Inc. (Maryland)

Cornerstone Living Skills, Inc. (California)

Homework Center, Inc. (Minnesota)

REM, Inc. (Minnesota)

REM Arizona, Inc. (Arizona)

REM Arizona Rehabilitation, Inc. (Arizona)

REM Arrowhead, Inc. (Minnesota)

REM Atlantic, Inc. (Iowa)

REM Central Lakes, Inc. (Minnesota)

REM Colorado, Inc. (Colorado)

REM Community Payroll Services, LLC (Minnesota)

REM Community Options, Inc. (West Virginia)

REM Connecticut Community Services, Inc. (Connecticut)

REM Consulting & Services, Inc. (Minnesota)

REM Consulting of Ohio, Inc. (Ohio)

REM Council Bluffs, Inc. (Minnesota)

REM Developmental Services, Inc. (Iowa)

REM Health, Inc. (Minnesota)

REM Health of Iowa, Inc. (Iowa)

REM Health of Nebraska, LLC (Delaware)

REM Health of Wisconsin, Inc. (Wisconsin)

REM Health of Wisconsin II, Inc. (Wisconsin)

REM Heartland, Inc. (Minnesota)

REM Hennepin, Inc. (Minnesota)

REM Home Health, Inc. (Minnesota)

REM Indiana, Inc. (Indiana)

REM Indiana Community Services, Inc. (Indiana)

REM Indiana Community Services II, Inc. (Indiana)

REM Iowa Community Services, Inc. (Iowa)

REM Iowa, Inc. (Iowa)

REM Leadway, Inc. (Minnesota)

REM Management, Inc. (Minnesota)

REM Maryland, Inc. (Maryland)

REM Minnesota Community Services, Inc. (Minnesota)

REM Minnesota, Inc. (Minnesota)

REM Nevada, Inc. (Nevada)

REM New Jersey, Inc. (New Jersey)

REM North Dakota, Inc. (North Dakota)

REM North Star, Inc. (Minnesota)

REM Ohio, Inc. (Ohio)

REM Ohio Waivered Services, Inc. (Ohio)

REM Oklahoma Community Services, Inc. (Oklahoma)

REM Pennsylvania Community Services, Inc. (Pennsylvania)

REM Ramsey, Inc. (Minnesota)

REM River Bluffs, Inc. (Minnesota)

REM SILS of Iowa, Inc. (Iowa)

REM South Central Services, Inc. (Minnesota)

REM Southwest Services, Inc. (Minnesota)

REM Utah, Inc. (Utah)

REM West Virginia, Inc. (West Virginia)

REM Wisconsin, Inc. (Wisconsin)

REM Wisconsin II, Inc. (Wisconsin)

REM Wisconsin III, Inc. (Wisconsin)

REM Woodvale, Inc. (Minnesota)